EXHIBIT 23


              Consent of Independent Certified Public Accountants


      We have issued our report dated January 10, 1996, accompanying the consolidated financial statements incorporated by reference in the Annual Report of Granite State Bankshares, Inc. and Subsidiary on Form 10-KSB for the year ended December 31, 1995. We hereby consent to the incorporation by reference of said report in the Registration Statement of Granite State Bankshares, Inc. and Subsidiary on Form S-8 (File No. 33-57720, effective February 1, 1993).

                                       /s/ GRANT THORNTON LLP


Boston, Massachusetts
March 29, 1996